SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): July 2, 2009 (June 29, 2009)

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, The Netherlands

(Address of Principal Executive Offices)                                                          (Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

         This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Loan Agreement

On June 29, 2009, Elephant Talk Communications, Inc. (the “Company”) and QAT II Investments SA (“QAT”) entered into an amendment (the “Amendment”) to loan agreements dated January 27, 2009, February 15, 2009, March 4, 2009, March 31, 2009, May 4, 2009, and May 27, 2009, (collectively, the “Loan Agreements”) for an aggregate of $4,334,961 (based on a Euro – Dollar exchange rate of $1.4029).  The Loan Agreements had previously had a maturity date of June 30, 2009.  The Amendment extended the maturity date of the Loan Agreements to July 15, 2009. QAT is affiliated with certain of the Company’s directors

The QAT II Investments Loan Agreement of July 1, 2009

On July 1, 2009, the Company entered into a Loan Agreement (the “July Loan Agreement”) with QAT. Pursuant to the July Loan Agreement, QAT agreed to lend to the Registrant the sum of €150,000 (or $210,435 based on the June 30, 2009 exchange rate published in the Wall Street Journal on July 1, 2009).  The proceeds of the July Loan Agreement were made available to the Registrant on July 1, 2009.

The July Loan Agreement provides that Company will pay QAT interest at a rate of twelve percent (12%) per annum on the outstanding balance and provides the principal and interest shall be repaid by July 15, 2009.  The outstanding principal and interest shall become immediately due and payable in the event the Company fails to make required payments of principal and interest, or otherwise breaches the July Loan Agreement and fails to cure such breach upon twenty (20) days notice, or if it disposes of its properties or assets without QAT’s prior consent, or if it files a petition for bankruptcy or otherwise resolves to wind up its affairs.

Item 2.03	Creation of a Direct Financial Obligation

As more fully described in Item 1.01 of this Current Report, which information is incorporated by reference into this Item 2.03, the Company entered into the Amendment with QAT, thereby extending the maturity date of the Loan Agreements from June 30, 2009 to July 15, 2009.

As more fully described in Item 1.01 of this Current Report, which information is incorporated by reference into this Item 2.03, the Company entered into the July Loan Agreement with QAT, thereby creating direct financial obligations.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment, dated June 29, 2009, by and among the Company and QAT.

10.2	July Loan Agreement dated July 1, 2009, by and between the Company and QAT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

By:	/s/ Steven van der Velden
Steven van der Velden
President, Chief Executive Officer

Dated:  July 2, 2009